UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)    May 8, 2007

AspenBio Pharma, Inc.
(Exact name of registrant as specified in charter)

Colorado (State or other jurisdiction of incorporation)	0-50019 (Commission File Number)	84-1553387 (IRS Employer Identification No.)

1585 South Perry Street, Castle Rock, CO (Address of principal executive offices)	80104 (Zip Code)

        Registrant’s telephone number, including area code (303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

        During the period from January 1, 2007 to date, the Registrant has received $9,298,866 in cash proceeds through the exercise of warrants outstanding primarily from offerings conducted in 2004 and 2005, whereby a total of 7,524,341 shares of the Registrant’s common stock were issued. The warrants exercised were by accredited investors only. This amount includes the $5,373,708 in cash proceeds from the exercise of the warrants outstanding from offerings conducted in 2004 and 2005, whereby a total of 4,045,586 shares of the Registrant’s common stock were issued earlier in 2007 and reported on Forms 8-K as of February 27, 2007, March 23, 2007 and April 20, 2007. The funds will be used for working capital, new product development and general corporate purposes.

        The offerings were conducted in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated there under. No commissions were paid on the proceeds.

        On May 8, 2007, the Registrant issued a press release titled, “AspenBio Pharma Completes $9.3 Million Warrant Conversion,” dated May 8, 2007, a copy of which is furnished at Exhibit 99.1.

Item 7.01 – Regulation FD Disclosure.

        On May 8, 2007, the Registrant issued a press release titled, “AspenBio Pharma Completes $9.3 Million Warrant Conversion,” dated May 8, 2007, a copy of which is furnished at Exhibit 99.1.

Item 9.01 —  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release titled, “AspenBio Pharma Completes $9.3 Million Warrant Conversion “, dated May 8, 2007.

Date: May 8, 2007	AspenBio Pharma, Inc. (Registrant) /s/ Jeffrey G. McGonegal Jeffrey G. McGonegal Chief Financial Officer